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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 11, 1998, except for Note 10, as to which the date is September 28, 1998, with respect to the consolidated financial statements of CitySearch, Inc. for the period from September 20, 1995 (date of formation) to December 31, 1995 for each of the two years ended December 31, 1997 included in the Proxy Statement of Ticketmaster Online-CitySearch, Inc. that is made a part of the Registration Statement (Form S-4 dated July 26, 1999) and Prospectus of Ticketmaster Online-CitySearch, Inc. for the registration of 2,574,233 shares of its common stock.

We also consent to the use of our report dated January 29, 1999 with respect to the consolidated financial statements of Ticketmaster Online-CitySearch, Inc. for each of the two years ended January 31, 1998 and the eleven month period ended December 31, 1998 included in the Proxy Statement of Ticketmaster Online-CitySearch, Inc. that is made a part of the Registration Statement (Form S-4 dated July 26, 1999) and Prospectus of Ticketmaster Online-CitySearch, Inc. for the registration of 2,574,233 shares of its common stock.

Our audits also included the financial statement schedule of CitySearch, Inc. for the periods from September 20, 1995 (date of formation) through December 31, 1995 and for each of the two years ended December 31, 1997 and the financial statement schedule of Ticketmaster Online-CitySearch, Inc. for the eleven months ended December 31, 1998 listed in Item 16(b). The schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on the schedules based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                  /s/ ERNST & YOUNG LLP



Woodland Hills, California
July 23, 1999